Exhibit 99.1

Dermira Enters into Credit Facility with Athyrium Capital Management

-	Facility provides additional financial flexibility in connection with ongoing QBREXZA launch and lebrikizumab program

MENLO PARK, Calif., December 4, 2018 – Dermira, Inc. (NASDAQ: DERM), a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions, today announced the closing of a $125 million credit facility with funds managed by Athyrium Capital Management, LP, a leading healthcare-focused investment firm.

“We are pleased to be partnering with Athyrium,” said Andrew Guggenhime, chief financial officer of Dermira. “This credit facility provides us additional financial flexibility to advance our business with a focus on the ongoing launch of QBREXZA for primary axillary hyperhidrosis and the lebrikizumab program for moderate-to-severe atopic dermatitis. In addition to this transaction and consistent with our strategy, we continue to actively evaluate other financing alternatives as we plan and prepare for a potential lebrikizumab phase 3 program following the topline results of our ongoing phase 2b study which we expect by early April next year.”

“We are excited to be working with Dermira as they launch QBREXZA and advance lebrikizumab through the clinic,” said Laurent D. Hermouet, Partner at Athyrium. “We believe QBREXZA represents an exciting new treatment option with significant commercial potential, and we look forward to a rewarding partnership with Dermira in the years ahead.”

The non-dilutive financing agreement provides Dermira with up to $125 million of borrowing capacity available in three tranches, each bearing interest at 10.75% per annum. Under the terms of the agreement, an initial tranche of $35 million was funded at the closing and an additional $90 million will be available at Dermira’s option, subject to certain conditions. Further information with respect to the credit facility is set forth in a Form 8-K filed by the Dermira with the Securities and Exchange Commission on December 4, 2018.

Cowen and Company, LLC acted as Sole Lead Arranger and Financial Advisor to Dermira on the transaction.

About QBREXZA™ (glycopyrronium) cloth
QBREXZA (pronounced kew brex’ zah) is an anticholinergic indicated for topical treatment of primary axillary hyperhidrosis in adult and pediatric patients 9 years of age and older. QBREXZA is applied directly to the skin and is designed to block sweat production by inhibiting sweat gland activation. For more information, visit www.QBREXZA.com.

Exhibit 99.1

Important Safety Information

CONTRAINDICATIONS

QBREXZA is contraindicated in patients with medical conditions that can be exacerbated by the anticholinergic effect of QBREXZA.

WARNINGS AND PRECAUTIONS

Worsening of Urinary Retention: Use with caution in patients with a history or presence of documented urinary retention.

Control of Body Temperature: In the presence of high ambient temperature, heat illness (hyperpyrexia and heat stroke due to decreased sweating) can occur with the use of anticholinergic drugs such as QBREXZA.

Operating Machinery or an Automobile: Transient blurred vision may occur with use of QBREXZA. If blurred vision occurs, the patient should discontinue use until symptoms resolve. Patients should be warned not to engage in activities that require clear vision such as operating a motor vehicle or other machinery, or performing hazardous work until the symptoms have resolved.

ADVERSE REACTIONS

The most common adverse reactions seen in ≥2% of subjects treated with QBREXZA were dry mouth (24.2%), mydriasis (6.8%), oropharyngeal pain (5.7%), headache (5.0%), urinary hesitation (3.5%), vision blurred (3.5%), nasal dryness (2.6%), dry throat (2.6%), dry eye (2.4%), dry skin (2.2%) and constipation (2.0%). Local skin reactions of erythema (17.0%), burning/stinging (14.1%) and pruritus (8.1%) were also common.

It is important for patients to understand how to correctly apply QBREXZA (see Patient Product Information). Instruct patients to wash their hands with soap and water immediately after discarding the used cloth.

Please see Full Prescribing Information.

About Dermira

Dermira is a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions. Dermira is committed to understanding the needs of both patients and physicians and using its insight to identify, develop and commercialize leading-edge medical dermatology programs. The company’s approved treatment, QBREXZA™ (glycopyrronium) cloth, is indicated for pediatric and adult patients (ages 9 and older) with primary axillary hyperhidrosis (excessive underarm sweating). Dermira is also evaluating lebrikizumab in a Phase 2b clinical trial for the treatment of moderate-to-severe atopic dermatitis (a severe form of eczema) and has early-stage research programs in other areas of dermatology. Dermira is headquartered in Menlo Park, Calif. For more information, please visit http://www.dermira.com. Follow Dermira on Twitter, LinkedIn and Instagram.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Dermira uses its website (www.dermira.com), LinkedIn page (https://www.linkedin.com/company/dermira-inc-), corporate Instagram account (https://www.instagram.com/dermira_inc/) and corporate Twitter account (@DermiraInc) as channels

Exhibit 99.1

of distribution of information about its company, product candidates, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Dermira may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Dermira’s website, LinkedIn page, Instagram and Twitter accounts in addition to following its SEC filings, news releases, public conference calls and webcasts.

About Athyrium Capital Management

Athyrium is a specialized asset management company formed in 2008 to focus on investment opportunities in the global healthcare sector. Athyrium advises funds with over $3.7 billion in committed capital. The Athyrium team has substantial investment experience across a wide range of asset classes including public equity, private equity, fixed income, royalties, and other structured securities. Athyrium invests across all healthcare verticals including biopharma, medical devices and products, healthcare focused services, and healthcare information technology. The team partners with management teams to implement creative financing solutions to companies’ capital needs. For more information, please visit www.athyrium.com.

Forward-Looking Statements

The information in this news release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. This news release contains forward-looking statements that involve substantial risks and uncertainties, including statements with respect to: Dermira’s goal of bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions; the advancement of Dermira’s business with a focus on the ongoing launch of QBREXZA for primary axillary hyperhidrosis and the lebrikizumab program for moderate-to-severe atopic dermatitis; the successful completion of, and timing expectations for the receipt and announcement of topline data from, the Phase 2b dose-ranging study of lebrikizumab for moderate-to-severe atopic dermatitis; a potential lebrikizumab phase 3 program for moderate-to-severe atopic dermatitis; and the commercial potential of QBREXZA. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to Dermira’s dependence on third-party clinical research organizations, manufacturers, suppliers and distributors; market acceptance of Dermira’s current and potential products; the impact of competitive products and therapies; Dermira’s ability to obtain necessary additional capital; Dermira’s ability to manage the complexity of its organization; Dermira’s ability to attract and retain key employees; the design, implementation and outcomes of Dermira’s clinical trials; the outcomes of Dermira’s future meetings with regulatory agencies; Dermira’s ability to maintain, protect and enhance its intellectual property; and Dermira’s ability to continue to stay in compliance with applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Dermira’s Annual Report on Form 10-K, Dermira’s Quarterly Reports on Form 10-Q and other filings Dermira makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Dermira’s forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this news release. Dermira undertake no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:

Erica Jefferson

Vice President, Corporate Communications

650-421-7216

erica.jefferson@dermira.com

Investors:

Ian Clements, Ph.D.

Vice President, Investor Relations

650-422-7753

investor@dermira.com

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